EXHIBIT A 10.103

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
STOCK OPTION AGREEMENT

PURSUANT TO THE 2000 STOCK OPTION PLAN
FOR KEY EMPLOYEES OF
CENTRAL VERMONT PUBLIC SERVICE CORPORATION

This Agreement is made and entered into this         day of                          ,              by and between Central Vermont Public Service Corporation (the "Corporation") and                                   , an employee of the Corporation or of a subsidiary (the "Optionee").

Pursuant to the 2000 Stock Option Plan (the "Plan") for Key employees of Central Vermont Public Service Corporation, the Compensation Committee of the Board of Directors of the Corporation has determined on                          ,             , that the Optionee is to be granted, on the terms and conditions set forth herein in the attached copy of the Plan, an option (the "Option") to purchase shares of the Corporation's Common Stock and hereby grants such Option. It is intended that the Option not qualify as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

    Number of Shares and Option Price.

    The Option is to purchase                shares of the Corporation's Common Stock at a price of $     .       per share, which is the average of the high and low prices on                          ,             .

    Summary of terms and conditions.
    Can be exercised within ten (10) years
    Immediately exercisable upon change of control event
    Options expire three (3) months after termination for any reason except death, disability or retirement.
    Options expire one (1) year after termination due to death, disability or retirement

IN WITNESS WHEREOF, the parties have executed the               Stock Option Agreement on the day and year first above written.

Central Vermont Public Service Corporation By: Chair of the Board of Directors
The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Stock Option Agreement and to all the terms and provisions of the Plan herein incorporated by reference.
Optionee	Date